PRESS RELEASE

Clorox Reports Q2 Fiscal Year 2021 Results, Updates Fiscal Year Outlook

OAKLAND, Calif., Feb. 4, 2021 — The Clorox Company (NYSE:CLX) reported sales growth of 27% and an increase in diluted net earnings per share (diluted EPS) of 39% for its second quarter of fiscal year 2021, which ended Dec. 31, 2020.

“Supporting people and communities around the globe during the pandemic has been our ongoing priority,” said CEO Linda Rendle. “We’re grateful our leading brands play a role in their everyday lives, which is reflected in broad-based strength in our portfolio, leading to double-digit sales growth for the first half of our fiscal year. We’ll continue to play 100% offense to capitalize on our momentum with strong investments behind our IGNITE strategy as we pursue our ambition of accelerating long-term profitable growth.”

This press release includes certain non-GAAP financial measures. See "Non-GAAP Financial Information" at the end of this press release for more information.

Fiscal Second-Quarter Results

Following is a summary of key second-quarter results. All comparisons are with the second quarter of fiscal year 2020, unless otherwise stated.

●	27% sales increase (26% organic sales increase)[1]
●	$2.03 diluted EPS (39% increase versus year-ago quarter)

In the second quarter, sales increased 27%, driven by double-digit sales growth in three of four segments due to COVID-19 and related behavioral shifts, including people spending more time at home. It also reflects the net impact of 1 point of benefit from the recent acquisition of a majority share of the company’s joint venture in Saudi Arabia and unfavorable foreign currency exchange rates. Organic sales grew 26%.

The company’s second-quarter gross margin increased 130 basis points to 45.4% from 44.1% in the year-ago quarter. The increase in gross margin — the ninth consecutive quarter of year-over-year gross margin expansion — reflects the benefits of strong volume growth, cost savings initiatives and lower trade promotion spending, partially offset by higher manufacturing and logistics costs.

Clorox delivered diluted EPS of $2.03, compared to $1.46 diluted EPS in the year-ago quarter, representing a 39% increase. Diluted EPS results primarily reflect increased net sales and gross margin expansion. These factors were partially offset by higher selling and administrative costs, and advertising investments.

Year-to-date net cash provided by operations was $629 million, compared to $498 million in the year-ago period — an increase of 26%.

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1 Organic sales growth/(decrease) is a non-GAAP measure. See “Non-GAAP Financial Information” at the end of this press release, including the reconciliation of organic sales growth/(decrease) to net sales growth/(decrease), the most comparable GAAP measure.

Key Segment Results

Following is a summary of key second-quarter results by reportable segment. All comparisons are with the second quarter of fiscal year 2020, unless otherwise stated. Prior periods presented have been recast to reflect the reportable segment changes effective in the fourth quarter of fiscal year 2020.

Health and Wellness (Cleaning; Professional Products; Vitamins, Minerals and Supplements)

●	42% sales increase
●	84% pretax earnings increase

Segment sales were up by double digits in two of three businesses behind increased shipments of cleaning and disinfecting products across the U.S. retail and professional portfolios due to greater demand inside and outside the home. Higher pretax earnings were driven by sales growth, which was partially offset by increased manufacturing and logistics costs as well as higher advertising investments.

Household (Bags and Wraps, Grilling, Cat Litter)

●	20% sales increase
●	36% pretax earnings increase

Sales grew across the segment, with double-digit sales growth in the Grilling and Litter businesses, mainly due to higher consumer demand. Pretax earnings were up from increased sales, which was partially offset by higher manufacturing and logistics costs along with higher advertising investments.

Lifestyle (Food, Water Filtration, Natural Personal Care)

●	9% sales increase
●	2% pretax earnings decrease

Segment sales grew by double digits in the Food and Water Filtration businesses, driven by higher shipments because of greater demand by consumers and strategic brand investments. The Natural Personal Care business declined by double digits as the brand continued to adapt to new consumer shopping and usage habits. Pretax earnings decreased, primarily due to higher manufacturing and logistics costs and increased advertising investments, which were partially offset by higher sales.

International (Sales Outside the U.S.)

●	23% sales increase (18% organic sales increase)
●	3% pretax earnings decrease

Segment sales were up by double digits as a result of higher shipments from ongoing demand for disinfecting and other household products. The results included double-digit volume growth in every geographic region. Sales growth reflected 9 points of benefit from the Saudi joint venture acquisition and 4 points from unfavorable foreign currency exchange rates. Organic sales grew 18%. Pretax earnings decreased primarily as a result of increased advertising investments in support of the company’s sales momentum as well as unfavorable foreign currency exchange rates and higher manufacturing and logistics costs, which were partially offset by the benefit of higher sales.

Clorox Updates Fiscal Year 2021 Outlook

●	10% to 13% sales growth (10% to 13% organic sales growth)
●	$8.05 to $8.25 diluted EPS range (9% to 12% increase versus year ago)
●	Gross margin down slightly

Clorox’s fiscal year sales are now expected to grow between 10% and 13%, reflecting strong front-half sales results as well as the expectation of stronger sales results over the balance of the fiscal year. The company now expects back-half sales to be about flat, despite lapping 19% growth from the back half of fiscal year 2020. Clorox also continues to anticipate about 1 point of benefit from the Saudi joint venture acquisition, offset by 1 point from unfavorable foreign exchange rates. Fiscal year organic sales are now expected to grow in the 10% to 13% range.

Gross margin is now expected to be down slightly, reflecting higher manufacturing and logistics costs and increased commodity costs.

Fiscal year selling and administrative expenses are still expected to be about 14% of sales, as the company continues to invest aggressively in initiatives to take advantage of longer-term growth opportunities.

Advertising and sales promotion spending is still anticipated to be about 11% of sales, based on an increase to 12% in the back half of the fiscal year. This level of spending reflects increased brand investments in support of the company’s robust pipeline of innovation and continued consumer engagement, both in and out of the home, as well as ongoing efforts to deliver superior consumer value.

The company’s effective tax rate is still expected to be in the range of 21% to 22%.

Net of all these factors, Clorox now anticipates fiscal year 2021 diluted EPS to increase between 9% and 12%, or $8.05 to $8.25, reflecting assumptions for stronger sales performance. Fiscal year diluted EPS outlook now estimates a contribution of 45 to 50 cents from the company’s increased stake in its Saudi joint venture, primarily driven by a one-time, non-cash gain.

“I’m pleased with our strong front-half results, reflecting double-digit top- and bottom-line performance broadly across our portfolio,” said Chief Financial Officer Kevin Jacobsen. “Going forward, we’ll continue to invest aggressively behind our leading brands to strengthen our value proposition while pursuing new growth opportunities. In a volatile business environment, we’ll be guided by our IGNITE strategy as we work to drive long-term shareholder value.”

For More Detailed Financial Information

Visit the company’s Financial Information: Quarterly Results section of the company’s website at TheCloroxCompany.com for the following:

●	Supplemental unaudited volume and sales growth information
●	Supplemental unaudited gross margin driver information
●	Supplemental unaudited cash flow information and free cash flow reconciliation
●	Supplemental unaudited reconciliation of earnings before interest and taxes (EBIT)

Note: Percentage and basis-point changes noted in this press release are calculated based on rounded numbers, except for per-share data and the effective tax rate. Supplemental materials are available in the Financial Information: Quarterly Results section of the company’s website at TheCloroxCompany.com.

The Clorox Company

The Clorox Company (NYSE: CLX) is a leading multinational manufacturer and marketer of consumer and professional products with about 8,800 employees worldwide and fiscal year 2020 sales of $6.7 billion. Clorox markets some of the most trusted and recognized consumer brand names, including its namesake bleach and cleaning products; Pine-Sol® cleaners; Liquid-Plumr® clog removers; Poett® home care products; Fresh Step® cat litter; Glad® bags and wraps; Kingsford® grilling products; Hidden Valley® dressings and sauces; Brita® water-filtration products; Burt's Bees® natural personal care products; and RenewLife®, Rainbow Light®, Natural Vitality Calm™, NeoCell® and Stop Aging Now® vitamins, minerals and supplements. The company also markets industry-leading products and technologies for professional customers, including those sold under the CloroxPro™ and Clorox Healthcare® brand names. More than 80% of the company’s sales are generated from brands that hold the No. 1 or No. 2 market share positions in their categories.

Clorox is a signatory of the United Nations Global Compact and the Ellen MacArthur Foundation’s New Plastics Economy Global Commitment. The company has been broadly recognized for its corporate responsibility efforts, listed No. 1 on the 2020 Axios Harris Poll 100 reputation rankings and included on the Barron’s 2020 100 Most Sustainable Companies list, Bloomberg Gender-Equality Index and the Human Rights Campaign’s 2021 Corporate Equality Index, among others. In support of its communities, The Clorox Company and its foundations contributed more than $25 million in combined cash grants, product donations and cause marketing in fiscal year 2020. For more information, visit TheCloroxCompany.com, including the Good Growth blog, and follow the company on Twitter at @CloroxCo.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, among others, statements related to the expected or potential impact of the novel coronavirus (COVID-19) pandemic, and the related responses of governments, consumers, customers, suppliers, employees and the company, on the company’s business, operations, employees, financial condition and results of operations, and any such forward-looking statements, whether concerning the COVID-19 pandemic or otherwise, involve risks, assumptions and uncertainties. Except for historical information, statements about future volumes, sales, organic sales growth, foreign currencies, costs, cost savings, margins, earnings, earnings attributable to the company, earnings per share, diluted earnings per share, foreign currency exchange rates, tax rates, cash flows, plans, objectives, expectations, growth or profitability are forward-looking statements based on management’s estimates, beliefs, assumptions and projections. Words such as “could,” “may,” “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will,” “predicts,” and variations on such words, and similar expressions that reflect the company’s current views with respect to future events and operational, economic and financial performance are intended to identify such forward-looking statements. These forward-looking statements are only predictions, subject to risks and uncertainties, and actual results could differ materially from those discussed. Important factors that could affect performance and cause results to differ materially from management’s expectations, or could affect the company’s ability to achieve its strategic goals, are described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2020, as updated from time to time in the company’s Securities and Exchange Commission filings. These factors include, but are not limited to, the uncertainties relating to the continued impact of COVID-19 on the company’s business, operations, employees, financial condition and results of operations as well as: intense competition in the company’s markets; the impact of the changing retail environment, including the growth of alternative retail channels and business models, and changing consumer preferences; the impact of COVID-19 on the availability of, and efficiency of the supply, manufacturing and distribution systems for, the company’s products, including any significant disruption to such systems; long-term changes in consumer preference or demand for the company’s products as a result of any shortages or lack of availability of any products in the near-term; risks related to supply chain issues and product shortages as a result of reliance on a limited base of suppliers and the significant increase in demand for disinfecting and other products due to the COVID-19 pandemic; dependence on key customers and risks related to customer consolidation and ordering patterns; risks related to the company’s use of and reliance on information technology systems, including potential security breaches, cyber-attacks, privacy breaches or data breaches that result in the unauthorized disclosure of consumer, customer, employee or company information, or service interruptions, especially at a time when a large number of the company’s employees are working remotely and accessing its technology infrastructure remotely; risks relating to acquisitions, including the recent acquisition of the majority interest in the company’s Saudi joint venture, new ventures and divestitures, and associated costs, including for asset impairment charges related to, among others, intangible assets and goodwill; and the ability to complete announced transactions and, if completed, integration costs and potential contingent liabilities related to those transactions; unfavorable worldwide, regional and local economic and financial market conditions, including as a result of fear of exposure to or actual impacts of a widespread disease outbreak, such as COVID-19; the company’s ability to maintain its business reputation and the reputation of its brands and products; lower revenue, increased costs or reputational harm resulting from government actions and regulations; the ability of the company to successfully manage global political, legal, tax and regulatory risks, including changes in regulatory or administrative activity; the ability of the company to drive sales growth, increase prices and market share, grow its product categories and manage favorable product and geographic mix; volatility and increases in commodity costs such as resin, sodium hypochlorite and agricultural commodities, and increases in energy, transportation or other costs; risks related to international operations and international trade, including foreign currency fluctuations, such as devaluations, and foreign currency exchange rate controls, including periodic changes in such controls; changes in U.S. immigration or trade policies, including the imposition of new or additional tariffs; labor claims and labor unrest; inflationary pressures, particularly in Argentina; impact of the United Kingdom’s exit from, and the related on-going negotiations with, the European Union; government-imposed price controls or other regulations; potential negative impact and liabilities from the use, storage and transportation of chlorine in certain international markets where chlorine is used in the production of bleach; widespread health emergencies, such as COVID-19; and the possibility of nationalization, expropriation of assets or other government action; the facilities of the company and its suppliers being subject to disruption by events beyond the company’s control, including work stoppages, cyber-attacks, natural disasters, disease outbreaks or pandemics, such as COVID-19, and terrorism; the ability of the company to innovate and to develop and introduce commercially successful products, or expand into adjacent categories and countries; the impact of product liability claims, labor claims and other legal, governmental or tax proceedings, including in foreign jurisdictions and in connection with any product recalls; the ability of the company to implement and generate cost savings and efficiencies; the success of the company’s business strategies; risks related to additional increases in the estimated fair value of The Procter & Gamble Company’s interest in the Glad business; the accuracy of the company’s estimates and assumptions on which its financial projections, including any sales or earnings guidance or outlook it may provide from time to time, are based; the company’s ability to attract and retain key personnel; environmental matters, including costs associated with the remediation and monitoring of past contamination, and possible increases in costs resulting from actions by relevant regulators, and the handling and/or transportation of hazardous substances; increased focus by governmental and non-governmental organizations, customers, consumers and investors on sustainability issues, including those related to climate change; the company’s ability to effectively utilize, assert and defend its intellectual property rights; any infringement or claimed infringement by the company of third-party intellectual property rights; the effect of the company’s indebtedness and credit rating on its business operations and financial results; the company’s ability to access capital markets and other funding sources, as well as continued or increased market volatility; the company’s ability to pay and declare dividends or repurchase its stock in the future; uncertainties relating to tax positions, tax disputes and any changes in tax rates and regulations on the company; the company’s ability to maintain an effective system of internal controls; the impacts of potential stockholder activism; and risks related to the company’s discontinuation of operations in Venezuela.

The company’s forward-looking statements in this press release are based on management’s current views, beliefs, assumptions and expectations regarding future events and speak only as of the date of this press release. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the federal securities laws.

Non-GAAP Financial Information

●	This press release contains non-GAAP financial information related to organic sales growth/(decrease) for the second quarter of fiscal year 2021 and organic sales growth outlook for fiscal year 2021. Clorox defines organic sales growth/(decrease) as GAAP net sales growth/(decrease) excluding the effect of foreign exchange rate changes and any acquisitions or divestitures.
●	Organic sales growth outlook for fiscal year 2021 excludes the impact of unfavorable foreign currency exchange rates, which the company expects could reduce GAAP net sales growth by about 1 percentage point, and the impact of the company’s increased stake in the Saudi joint venture, which the company expects could increase GAAP net sales growth by about 1 percentage point.
●	Management believes that the presentation of organic sales growth/(decrease) is useful to investors because it excludes sales from any acquisitions and divestitures, which results in a comparison of sales only from the businesses that the company was operating and expects to continue to operate throughout the relevant periods, and the company’s estimate of the impact of foreign exchange rate changes, which are difficult to predict and out of the control of the company and management. However, organic sales growth/(decrease) may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded.

The following tables provide reconciliations of organic sales growth/(decrease) (non-GAAP) to net sales growth/(decrease) (GAAP), the most comparable GAAP measure:

	Three Months Ended December 31, 2020
	Percentage change versus the year-ago period
	Health and Wellness	Household	Lifestyle	International	Total
Net sales growth / (decrease) (GAAP)	42%	20%	9%	23%	27%

Add: Foreign Exchange	—	—	—	4	—

Add/(Subtract): Divestitures/Acquisitions	—	—	—	(9)	(1)

Organic sales growth / (decrease) (non-GAAP)	42%	20%	9%	18%	26%

	Six Months Ended December 31, 2020
	Percentage change versus the year-ago period
	Health and Wellness	Household	Lifestyle	International	Total
Net sales growth / (decrease) (GAAP)	35%	30%	13%	21%	27%

Add: Foreign Exchange	—	—	—	6	1

Add/(Subtract): Divestitures/Acquisitions	—	—	—	(9)	(1)

Organic sales growth / (decrease) (non-GAAP)	35%	30%	13%	18%	27%

Media Relations

Naomi Greer, naomi.greer@clorox.com
Aileen Zerrudo, aileen.zerrudo@clorox.com

Investor Relations

Lisah Burhan, lisah.burhan@clorox.com
Scott Saul, scott.saul@clorox.com

Condensed Consolidated Statements of Earnings (Unaudited)
Dollars in millions, except per share data

	Three Months Ended		Six Months Ended
	12/31/2020	12/31/2019	12/31/2020	12/31/2019
Net sales	$1,842	$1,449	$3,758	$2,955
Cost of products sold	1,005	810	2,001	1,653
Gross profit	837	639	1,757	1,302

Selling and administrative expenses	269	210	507	421
Advertising costs	187	140	366	277
Research and development costs	40	34	72	64
Interest expense	24	25	49	50
Other (income) expense, net	(15)	(5)	(95)	(3)
Earnings before income taxes	332	235	858	493
Income taxes	71	50	180	105
Net earnings	261	185	678	388
Less: Net earnings attributable to noncontrolling interests	2	-	4	-
Net earnings attributable to Clorox	$259	$185	$674	$388

Net earnings per share attributable to Clorox
Basic net earnings per share	$2.06	$1.48	$5.34	$3.09
Diluted net earnings per share	$2.03	$1.46	$5.25	$3.05

Weighted average shares outstanding (in thousands)
Basic	126,216	125,440	126,281	125,632
Diluted	128,135	126,879	128,457	127,198

Reportable Segment Information
(Unaudited)
Dollars in millions

	Net sales			Earnings (losses) before income taxes
	Three Months Ended			Three Months Ended
	12/31/2020	12/31/2019	% Change(1)	12/31/2020	12/31/2019	% Change(1)
Health and Wellness	$817	$575	42%	$247	$134	84%
Household	411	342	20%	60	44	36%
Lifestyle	317	291	9%	89	91	-2%
International	297	241	23%	30	31	-3%
Corporate	-	-	-	(94)	(65)	45%
Total	$1,842	$1,449	27%	$332	$235	41%

	Net sales			Earnings (losses) before income taxes
	Six Months Ended			Six Months Ended
	12/31/2020	12/31/2019	% Change(1)	12/31/2020	12/31/2019	% Change(1)
Health and Wellness	$1,630	$1,208	35%	$498	$304	64%
Household	911	703	30%	169	76	122%
Lifestyle	635	562	13%	191	162	18%
International	582	482	21%	154	70	120%
Corporate	-	-	-	(154)	(119)	29%
Total	$3,758	$2,955	27%	$858	$493	74%
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(1) Percentages based on rounded numbers.

Condensed Consolidated Balance Sheets
Dollars in millions

	12/31/2020	6/30/2020	12/31/2019
	(Unaudited)		(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$732	$871	$168
Receivables, net	616	648	544
Inventories, net	609	454	514
Prepaid expenses and other current assets	146	47	77
Total current assets	2,103	2,020	1,303
Property, plant and equipment, net	1,221	1,103	1,052
Operating lease right-of-use assets	322	291	303
Goodwill	1,803	1,577	1,588
Trademarks, net	788	785	790
Other intangible assets, net	261	109	115
Other assets	357	328	308
Total assets	$6,855	$6,213	$5,459

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Notes and loans payable	$-	$-	$507
Current maturities of long-term debt	300	-	-
Current operating lease liabilities	61	64	61
Accounts payable and accrued liabilities	1,377	1,329	945
Income taxes payable	-	25	-
Total current liabilities	1,738	1,418	1,513
Long-term debt	2,483	2,780	2,288
Long-term operating lease liabilities	313	278	282
Other liabilities	813	767	745
Deferred income taxes	128	62	76
Total liabilities	5,475	5,305	4,904

Stockholders’ equity
Preferred stock	-	-	-
Common stock	131	159	159
Additional paid-in capital	1,176	1,137	1,062
Retained earnings	1,302	3,567	3,292
Treasury shares	(850)	(3,315)	(3,357)
Accumulated other comprehensive net (loss) income	(575)	(640)	(601)
Total Clorox stockholders’ equity	1,184	908	555
Noncontrolling interests	196	-	-
Total stockholders’ equity	1,380	908	555
Total liabilities and stockholders’ equity	$6,855	$6,213	$5,459